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                                                                   Exhibit 21.1



                           SUBSIDIARIES OF REGISTRANT

                   Neoprobe Europe AB, a Swedish corporation

         Neoprobe (Israel), Ltd., an Israeli limited liability company

                            Cira Technologies, Inc.